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                                                                     EXHIBIT 5.1


October 26, 2001

MAI Systems Corporation
9601 Jeronimo Road
Irvine, CA  92618

RE:  MAI Systems Corporation
     Registration Statement on Form S-8

Ladies & Gentlemen:

     I have acted as General Counsel to the Company in connection with the registration of 750,000 shares of the common stock par value US $0.01 per share ("Common Stock") of MAI Systems Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended ("Securities Act"), as described in the Registration Statement on Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission on or about the date hereof..

     In rendering the following opinion, I have examined and relied only upon the documents and certificates of officers of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to us as copies. My examination was limited to the following documents and no others:

     1. Certificate of Incorporation of the Company, as amended to date;

     2. By-Laws of the Company;

     3. Resolutions adopted by the Board of Directors of the Company authorizing the increases in Common Stock authorized for the MAI Systems Corporation 1993 Stock Option Plan (the "Plan"), the Warrants for W. Brian Kretzmer and David M. Griffith and the issuance of the Common Stock; Certificates of Inspector of Elections from Mellon Investor Services attesting to the approval by the shareholders of the increase in shares of Common Stock authorized for the Plan; and

     4. The Registration Statement, together with all amendments thereto, exhibits filed in connection therewith and incorporated therein by reference and form of prospectus contained therein including all documents incorporated therein by reference.

     5. Warrant Agreements for W. Brian Kretzmer and David M. Griffith.

     6. The Amended and Restated MAI Systems Corporation 1993 Stock Option Plan.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

     I have assumed that (i) the minutes of meetings and resolutions in writing referred to herein are full and accurate records of resolutions passed in meetings duly convened and held in accordance with the by-laws of the Company and that such resolutions have not been amended or rescinded and are in full force and effect; (ii) there is no provision of the law of any jurisdiction, other than Delaware, which would have any implication in relation to the opinion expressed herein, and (iii) the options and warrants granted will be exercisable at a price at least equal to the par value of the Common Stock.

     Based upon and subject to the foregoing, it is my opinion that the Common Stock, subject to effectiveness of the Registration Statement, and subject to the proper execution and delivery of stock certificates evidencing the Common Stock, when issued and delivered against payment therefor, in accordance with the terms of the Plan and as set forth in the Registration Statement, will constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company.


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     I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

     I am licensed to practice law only in the State of California. However, I have not in connection with this opinion made an investigation of the laws, constitutional matters and judicial decisions of any jurisdiction except the State of Delaware and its General Corporation Law, and nothing in this opinion should be or shall be construed otherwise. This opinion is issued solely for your benefit and the benefit of the option and warrant holders referenced in the Registration Statement, and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Sincerely,


/s/ DAVID M. GRIFFITH
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    DAVID M. GRIFFITH
    General Counsel
    MAI Systems Corporation


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